Exhibit 99.1

Camber Energy Provides Operational Update

HOUSTON, Jan. 25, 2017 /PRNewswire/ -- Camber Energy, Inc. (NYSE MKT: CEI) ("Camber" or the "Company"), an independent oil and gas company with operations in Oklahoma and Texas, today updated its operational activity in its recently acquired assets in Oklahoma.

In December 2016, the Company completed a 60-day well maintenance and upgrade program on its wells in Oklahoma, which included the replacement of down-hole pumps and added compression. As a result, Camber improved production rates in its Coyle field in the Hunton formation by more than 60 percent since taking over operations in August 2016. Camber anticipates continued field enhancements through the remainder of 2017 on 14 additional wells. By way of example, the Company recently spent $10,000 to modify the compression on a single well that resulted in a one-week production rate of more than double the prior production rate.

"We are pleased with the results of our well performance upgrades, and we plan to apply similar techniques to other wells in the area," said Anthony C. Schnur, the Chief Executive Officer of Camber Energy. "As we ramp-up production on our legacy and newly-acquired assets, we will also continue to aggressively pursue acquisition opportunities that target both producing and nonproducing reserves located in or near our existing leaseholds. We continue to work with our Board of Directors, and our senior lender to establish our 2017 CAPEX and drilling program. At this point, we would expect to continue an aggressive field enhancement program in our Oklahoma properties gearing up to commence drilling operations in our newly acquired Permian assets in the second half of 2017. Obviously, increasing our production and cash flow in our Oklahoma properties enhances our ability to drill additional well locations both in Oklahoma and Texas. We hope to have more details on our 2017 CAPEX program in the coming weeks," Mr. Schnur concluded.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE MKT: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil and natural gas in the Austin Chalk and Eagle Ford formations in south Texas, the Permian Basin in west Texas, and the Hunton formation in central Oklahoma. We changed our name from Lucas Energy, Inc. to Camber Energy, Inc. effective January 5, 2017.

Safe Harbor Statement and Disclaimer

This news release includes "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including "may," "will," "expect," "anticipate," "estimate," "hope," "plan," "believe," "predict," "envision," "if," "intend," "would," "probable," "project," "forecasts," "outlook," "aim," "might," "likely" "positioned," "strategy," "continue," "potential," "ensure," "should," "confident," "could" and similar words and expressions, and the negative thereof, and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber Energy believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release, including our ability to integrate and realize the benefits expected from the Segundo acquisition and future acquisitions that we may complete; the availability of funding and the terms of such funding; our growth strategies; anticipated trends in our business; our ability to repay outstanding loans and satisfy our outstanding liabilities; our liquidity and ability to finance our exploration, acquisition and development strategies; market conditions in the oil and gas industry; the timing, cost and procedure for future acquisitions; the impact of government regulation; estimates regarding future net revenues from oil and natural gas reserves and the present value thereof; legal proceedings and/or the outcome of and/or negative perceptions associated therewith; planned capital expenditures (including the amount and nature thereof); increases in oil and gas production; changes in the market price of oil and gas; changes in the number of drilling rigs available; the number of wells we anticipate drilling in the future; estimates, plans and projections relating to acquired properties; the number of potential drilling locations; our financial position, business strategy and other plans and objectives for future operations; and other risks described in Camber Energy's Annual Report on Form 10-K and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available on its website or at http://www.sec.gov.

Contacts:
Carol Coale / Ken Dennard
Dennard ▪ Lascar Associates LLC
(713) 529-6600
ccoale@dennardlascar.com